Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Pehong Chen, the Chief Executive Officer of BroadVision, Inc. (the “Company”) and William E. Meyer, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of November, 2004.

/s/ Pehong Chen
Pehong Chen
Chief Executive Officer

/s/ William E. Meyer
William E. Meyer
Chief Financial Officer